Exhibit 10.3

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) dated as of June 11, 2003 between TOYS “R” US, INC. a Delaware Corporation (the “Corporation”) and CHARLES LAZARUS (“Lazarus”).

RECITALS

WHEREAS, the Corporation and Lazarus are parties to an Employment Agreement originally dated March 14, 1978 and subsequently amended by Agreements dated November 20, 1979, February 2, 1981, March 23, 1982, April 10, 1984, May 20, 1988, March 14, 1989 and June 10, 1998 (collectively referred to as the “Employment Agreement”).

WHEREAS, the Employment Agreement expires as of January 31, 2004;

WHEREAS, Lazarus continues to serve as Chairman Emeritus of the Corporation and will continue in this role beyond January 31, 2004;

WHEREAS, the advice of Lazarus continues to be a valuable resource for the Corporation; and

WHEREAS, in consideration of Lazarus continuing to serve as Chairman Emeritus of the Corporation and continuing to provide advice to the Corporation, it is fair and reasonable for the Corporation to continue to provide Lazarus with certain corporate benefits after January 31, 2004.

NOW THEREFORE, it is hereby agreed as follows:

1. The Corporation shall provide Lazarus with, or reimburse him for the expense of, a car and driver when he is in the New York metropolitan area or on business for the Corporation;

2. The Corporation shall provide Lazarus with office and secretarial services at its corporate headquarters;

3. The Corporation shall reimburse Lazarus, upon submission of appropriate record of incurrence, his reasonable business expenses and disbursement incurred in the course of the performance of his duties as Chairman Emeritus; and

4. Lazarus will be entitled to continuation of health benefits, for life, under the Corporation’s health plans at a level commensurate with such benefits as are generally made available to the Corporation’s executive officers.

5. It is the intention of the parties that all benefits provided to Lazarus under the terms of this Agreement shall continue for as long as Lazarus requires such benefits.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TOYS “R”US, INC.

By:	/s/ Christopher K. Kay
Name: Christopher K. Kay
Title: Executive Vice President –
Operations and General Counsel

CHARLES LAZARUS

/s/ Charles Lazarus